Exhibit 10.2(a)
FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is made and entered into as of the 2nd day of April, 2007 (the “Amendment Date”), by and between CALFEE COMPANY OF DALTON, INC., FM LEASING, LP, FM LEASING I, LP, MF LEASING, LP, AC STORES, LP, COM-PAC PROPERTIES, LLC, COM-PAC PROPERTIES GROUP, LP and FAVORITE ONE PROPERTIES, LP, as sellers (collectively, the “Seller”), and MAPCO EXPRESS, INC., as buyer (the “Buyer”).
WITNESSETH:
     WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated February 8, 2007 (the “Sale Agreement”), pursuant to which Seller agreed to sell one hundred seven (107) convenience stores located in the States of Alabama, Georgia and Tennessee to Buyer; and
     WHEREAS, Seller and Buyer have agreed to update certain schedules to the Sale Agreement to reflect changes discovered or occurring after the Effective Date; and
     WHEREAS, Buyer has agreed to purchase certain vehicles used in the operation of the Convenience Stores from Seller and the parties desire to document their agreement regarding such vehicles.
     NOW, THEREFORE, for $10.00 paid Seller by Buyer and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:
     1. Defined Terms. All capitalized terms not expressly defined herein shall have the meaning ascribed to them in the Sale Agreement.
     2. Store Addresses. Seller and Buyer have determined that certain of the physical addresses provided in the Sale Agreement are incorrect. Accordingly, Schedule 14.02 of the Sale Agreement is hereby deleted in its entirety and Exhibit A of this Amendment is substituted in its place and stead.
     3. Leases. Schedule 14.04 of the Sale Agreement is hereby deleted in its entirety and Exhibit B of this Amendment is substituted in its place and stead.
     4. Operating Agreements. Schedule 14.05 of the Sale Agreement is hereby deleted in its entirety and Exhibit C of this Amendment is substituted in its place and stead.
     5. Property Descriptions. The descriptions of Convenience Stores 54, 71, 74, 83, 116, 128, 130, 141, 145 and 607 are hereby deleted from Schedule 14.09 of the Sale Agreement and the descriptions of such Convenience Stores set forth on Exhibit D of this Amendment are substituted in their place and stead. In addition, the description of Leased Property described as Convenience Store 690A on Exhibit D of this Amendment is hereby added to Schedule 14.09 of the Sale Agreement.
     6. Vehicles. At Closing, Seller hereby agrees to sell the vehicles described on Exhibit E of this Amendment (the “Vehicles”) to Buyer, and Buyer agrees to purchase the Vehicles from Seller, upon the terms and conditions set forth in this section. The purchase price for the Vehicles shall be Seventy-Six Thousand Nine Hundred and No/100 US Dollars (US $76,900.00), and Buyer shall pay such amount to Seller at Closing, in immediately available funds. Seller shall properly convey good and merchantable title to the Vehicles to Buyer at Closing, free and clear of all liens and other encumbrances. The Vehicles shall be considered part of the Personal Property, and the definition of “Personal Property” set forth in this Sale Agreement is hereby amended to include the Vehicles.
     7. Replacement Jobber Agreements. The word “and” is deleted before “(vii)” of Section 6.1(p) and the following provisions are added to the end of Section 6.1(p): “(viii) there are no defaults or events which with the giving of notice or passage of time or both would constitute a default or “Termination Event” under that certain Master Conversion Agreement, dated February 2, 2006 (the “Master Conversion Agreement”), between Calfee Co. of Dalton, Inc. and Marathon Petroleum Company, LLC, (ix) Seller has purchased more than the “Minimum Annual Distillate Volume” and more than the “Minimum Annual Gasoline Volume” required for the “Contract Year” ending March 31, 2007, under the Master Conversion Agreement, and Seller has not has not exercised the its option under Section 9(b) of the Master Conversion Agreement, and (x) there are no defaults or events which with the giving of notice or passage of time or both would constitute a default under that certain Branded Marketer Agreement, entered into as of March 1, 2007 by and between ConocoPhillips and Calfee Company of Dalton, Inc. (the “Calfee Branded Marketer Agreement”).” In addition, Schedule 14.11 of the Sale Agreement is hereby deleted in its entirety and Exhibit F of this Amendment is substituted in its place and stead.
     8. Carve Out Stores.
          (a) In connection with the Carve Out Stores, Seller and Buyer have agreed that: (i) Buyer and Seller will enter into an Operating and Management Agreement at Closing, in the form attached hereto as Exhibit G (the “Management Agreement”), pursuant to which Buyer will operate and manage the Carve Out Stores; (ii) the Surviving Operating Agreements related to the Carve Out Stores will be assigned to Buyer at Closing and Section 7.3(a)(ii) of the Sale Agreement is modified accordingly; (iii) the Merchandise Inventory, the Fuel Inventory and the Food Supplies Inventory will be transferred to Buyer at Closing, Section 7.3.(a)(ii) of the Sale Agreement is hereby amended to reflect that Buyer is acquiring the Merchandise Inventory, the Fuel Inventory and the Food Supplies Inventory at Closing, and Section 7.3(a)(iv) is hereby deleted; (iv) the Store Employees working at the Carve Out Stores shall not remain employees of Seller after Closing, Section 7.3(a)(iii) is hereby deleted, and Buyer shall have the right to employee such Store Employees as of the Closing upon the terms set forth in Section 5.5.1 of the Sale Agreement, provided, however, Seller shall remain responsible for satisfying its obligations under Section 5.5 with respect to such Store Employees; (v) the Non-Competition Agreement shall not be modified since Buyer will operate the Carve Out Stores after Closing and Section 7.3(d) is amended accordingly; provided, however, in the event the Sale Agreement is terminated with respect to any Carve Out Store, the Non-Competition Agreement shall be modified to allow Seller to operate such Carve Out Store for eighteen (18) months thereafter if such Carve Out Store is located on a Fee Property and for the greater of eighteen (18) months thereafter or the remainder of the then current lease term (without extension or renewal thereof) if the Carve Out Store is located on a Leased Property; and (vi) Buyer has not waived any of the Required Agreements or Title Requirements.
          (b) In addition, Buyer and Seller have prorated certain expenses related to the Carve Out Stores as of the Amendment Date (as set forth on the Settlement Statement executed simultaneously with this Amendment), and Buyer and agreed on the method for adjusting such prorations in the Management Agreement. In the event of any conflict or inconstancy between the Management Agreement and the Sale Agreement related to such prorations, the Management Agreement shall control.
     9. Modification of Closing Documents. Buyer and Seller have agreed to certain modifications and supplements to the documents described in Section 7.2.2 of the Sale Agreement (collectively, the “Closing Documents”), which modifications and supplements are reflected in the versions of the Closing Documents and the other agreements executed by Buyer and/or Seller at Closing.

The Sale Agreement is modified to incorporate the changes to the Closing Documents contained in the versions of the Closing Documents executed by Seller and/or Buyer in connection with the Closing.
     10. Title Requirements. Paragraph 3 of Schedule 14.16 is hereby deleted in its entirety and the following is substituted in its place and stead:
“Convenience Store 104. Seller must (i) cause the Corrective Deed in the form approved by Buyer to be fully executed and properly recorded, (ii) cause the 1.43 acre tract identified in the Corrective Deed to be lawfully subdivided in accordance with all Applicable Laws, and (iii) cause the Water Well and Water Line Easement in the form approved by Buyer to be fully executed and recorded so that the same is superior to all liens and encumbrances. Seller shall obtain Buyer’s approval, in writing, of (i) any subdivision plat subdividing said tract prior to submitting the same for approval by any governmental body, and (ii) Schedule 3 of the Water Well and Water Line Easement.”
     11. Ratification. Except as specifically set forth herein, all other terms, covenants, conditions, representations and warranties set forth in the Sale Agreement shall remain in full force and effect and are hereby ratified and affirmed.
     12. Exhibits. Buyer and Seller acknowledge and agree that all exhibits referenced in this Amendment are attached hereto and incorporated herein by reference.
     13. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof. Each of Seller and Purchaser agrees that its signature page may be detached from any one such counterpart and attached to an identical counterpart so that there may be one counterpart with the signatures of both Seller and Purchaser. Facsimile signatures shall have the same force and effect as original signatures.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and date first above written.

BUYER:

MAPCO Express, Inc.

By:

Title:

By:

Title:

SELLER:

CALFEE COMPANY OF DALTON, INC.

By:

Title:

FM LEASING, LP

By:	FM Leasing, LLC,
General Partner

By:

Milton A. Turner,
Chief Manager

FM LEASING I, LP

By:	FM Leasing II, Inc.
General Partner

By:

Title:

MF LEASING, LP

By:	MF Leasing, LLC,
General Partner

By:

Milton A. Turner,
Chief Manager
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AC STORES, LP

By:	AC Stores, Inc.
General Partner

By:

Milton A. Turner,
President

COM-PAC PROPERTIES, LLC

By:

Milton A. Turner,
Chief Manager

COM-PAC PROPERTIES GROUP, LP

By:	Com-Pac Properties Corporation
General Partner

By:

Milton A. Turner,
President

FAVORITE ONE PROPERTIES, LP

By:	GP Favorite One Properties, Inc.
General Partner

By:

Milton A. Turner,
President